UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): September 11, 2025

Bausch Health Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices) (Zip Code)

(514) 744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On September 11, 2025, Bausch Health Companies Inc. (“BHC”) and DURECT Corporation (“DURECT”) issued a joint press release announcing the consummation of the transaction previously disclosed in the Current Report on Form 8-K filed by BHC on July 29, 2025.

As previously disclosed, BHC Lyon Merger Sub, Inc. (“BHC Lyon”), a wholly-owned subsidiary of Bausch Health Americas, Inc. (“BHA”) and an indirect subsidiary of BHC, commenced a tender offer (the “Offer”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement), dated as of July 28, 2025, by and among DURECT, BHC Lyon, BHA, and solely for purposes of Section 6.10 of the Merger Agreement, BHC to purchase all of the issued and outstanding shares of common stock of DURECT (“Shares”), for (a) $1.75 per Share in cash, plus (b) one non-transferrable contingent value right for each Share, which represents the contractual right to receive the pro rata portion of two milestone payments of up to $350,000,000 in the aggregate (net of retention bonuses payable to certain DURECT employees upon milestone achievement) upon the achievement of net sales milestones.

The Offer and related withdrawal rights expired as scheduled at 5:00 p.m., New York City time, on September 10, 2025 (such date and time, the “Expiration Time”). Equiniti Trust Company, LLC, in its capacity as the depositary for the Offer, has advised that, as of the Expiration Time, a total of 19,984,767 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 62% of the total number of Shares outstanding as of the Expiration Time. As the number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Condition (as defined in the Merger Agreement) and all other conditions of the Offer were satisfied, on September 11, 2025, BHC Lyon accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following the consummation of the Offer, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and without a vote of DURECT’s stockholders, on September 11, 2025, BHC Lyon was merged with and into DURECT, the separate existence of BHC Lyon ceased, and DURECT continued as the surviving corporation and became a wholly-owned subsidiary of BHA under the name “DURECT Corporation.” A copy of the press release is attached to the Schedule TO amendment filed by BHC on September 11, 2025 with the U.S. Securities and Exchange Commission and is incorporated herein by reference.

Item 9.01	Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Joint Press Release, dated September 11, 2025, issued by Bausch Health Companies Inc. and DURECT Corporation (incorporated by reference from Bausch Health Companies Inc.’s Schedule TO Amendment filed on September 11, 2025).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Jean-Jacques Charhon
Name:	Jean-Jacques Charhon
Title:	Executive Vice President, Chief Financial Officer

Date: September 11, 2025